Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2026

Record results and outlook reflect strategic value of memory in AI era

BOISE, Idaho, March 18, 2026 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2026, which ended February 26, 2026.

Fiscal Q2 2026 highlights
•Revenue of $23.86 billion versus $13.64 billion for the prior quarter and $8.05 billion for the same period last year
•GAAP net income of $13.79 billion, or $12.07 per diluted share
•Non-GAAP net income of $14.02 billion, or $12.20 per diluted share
•Operating cash flow of $11.90 billion versus $8.41 billion for the prior quarter and $3.94 billion for the same period last year

“Micron set new records across revenue, gross margin, EPS, and free cash flow in fiscal Q2, driven by a strong demand environment, tight industry supply, and our strong execution, and we expect significant records again in fiscal Q3,” said Sanjay Mehrotra, Chairman, President and CEO of Micron Technology. “In the AI era, memory has become a strategic asset for our customers, and we are investing in our global manufacturing footprint to support their growing demand. Reflecting confidence in the sustained strength of our business, our board has approved a 30% increase in our quarterly dividend.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ2-26	FQ1-26	FQ2-25	FQ2-26	FQ1-26	FQ2-25

Revenue	$23,860	$13,643	$8,053	$23,860	$13,643	$8,053
Gross margin	17,755	7,646	2,963	17,876	7,753	3,053
Percent of revenue	74.4%	56.0%	36.8%	74.9%	56.8%	37.9%
Operating expenses	1,620	1,510	1,190	1,421	1,334	1,046
Operating income	16,135	6,136	1,773	16,455	6,419	2,007
Percent of revenue	67.6%	45.0%	22.0%	69.0%	47.0%	24.9%
Net income	13,785	5,240	1,583	14,021	5,482	1,783
Diluted earnings per share (EPS)	12.07	4.60	1.41	12.20	4.78	1.56

For the second quarter of 2026, investments in capital expenditures, net(2) were $5.0 billion and adjusted free cash flow(2) was $6.9 billion. Micron ended the quarter with cash, marketable investments, and restricted cash of $16.7 billion. On March 18, 2026, Micron’s Board of Directors declared a quarterly dividend of $0.15 per share, payable in cash on April 15, 2026, to shareholders of record as of the close of business on March 30, 2026.

Quarterly Business Unit Financial Results
	FQ2-26	FQ1-26	FQ2-25

Cloud Memory Business Unit
Revenue	$7,749	$5,284	$2,947
Gross margin	74%	66%	55%
Operating margin	66%	55%	45%

Core Data Center Business Unit
Revenue	$5,687	$2,379	$1,830
Gross margin	74%	51%	47%
Operating margin	67%	37%	33%

Mobile and Client Business Unit
Revenue	$7,711	$4,255	$2,236
Gross margin	79%	54%	15%
Operating margin	76%	47%	1%

Automotive and Embedded Business Unit
Revenue	$2,708	$1,720	$1,034
Gross margin	68%	45%	21%
Operating margin	62%	36%	6%

Business Outlook

The following table presents Micron’s guidance for the third quarter of 2026:

FQ3-26	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$33.5 billion ± $750 million	$33.5 billion ± $750 million
Gross margin	Approximately 81%	Approximately 81%
Operating expenses	Approximately $1.60 billion	Approximately $1.40 billion
Diluted earnings per share	$18.90 ± $0.40	$19.15 ± $0.40

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, March 18, 2026 at 2:30 p.m. Mountain Time to discuss its second quarter financial results and provide forward-looking guidance for its third quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call.

We encourage you to visit our website at micron.com throughout the quarter for the most current information on the company, including information on financial conferences that we may be attending. You can also follow us on LinkedIn, X (@MicronTech) and YouTube (@MicronTechnology).

About Micron Technology, Inc.

Micron Technology, Inc. is an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2026 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, our customers, including customer demand, and our financial and operating performance, including our guidance for the third quarter of 2026, as well as our investments in manufacturing and goals for such investments. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings; adjusted free cash flow; investments in capital expenditures, net; and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six Months Ended
	February 26, 2026	November 27, 2025	February 27, 2025	February 26, 2026	February 27, 2025

Revenue	$23,860	$13,643	$8,053	$37,503	$16,762
Cost of goods sold	6,105	5,997	5,090	12,102	10,451
Gross margin	17,755	7,646	2,963	25,401	6,311

Research and development	1,250	1,171	898	2,421	1,786
Selling, general, and administrative	344	337	285	681	573
Other operating (income) expense, net	26	2	7	28	5
Operating income	16,135	6,136	1,773	22,271	3,947

Interest income	155	139	108	294	215
Interest expense	(32)	(74)	(112)	(106)	(230)
Other non-operating income (expense), net	(98)	(140)	(11)	(238)	(22)
	16,160	6,061	1,758	22,221	3,910

Income tax (provision) benefit	(2,371)	(829)	(177)	(3,200)	(460)
Equity in net income (loss) of equity method investees	(4)	8	2	4	3
Net income	$13,785	$5,240	$1,583	$19,025	$3,453

Earnings per share
Basic	$12.25	$4.66	$1.42	$16.91	$3.10
Diluted	12.07	4.60	1.41	16.68	3.08

Number of shares used in per share calculations
Basic	1,126	1,125	1,115	1,125	1,113
Diluted	1,142	1,138	1,123	1,140	1,123

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	February 26, 2026	November 27, 2025	August 28, 2025

Assets
Cash and equivalents	$13,908	$9,731	$9,642
Short-term investments	681	587	665
Receivables	17,314	10,184	9,265
Inventories	8,267	8,205	8,355
Other current assets	1,243	958	914
Total current assets	41,413	29,665	28,841
Long-term marketable investments	2,038	1,697	1,629
Property, plant, and equipment	51,408	48,477	46,590
Operating lease right-of-use assets	684	700	736
Intangible assets	468	465	453
Deferred tax assets	680	641	616
Goodwill	1,150	1,150	1,150
Other noncurrent assets	3,668	3,176	2,783
Total assets	$101,509	$85,971	$82,798

Liabilities and equity
Accounts payable and accrued expenses	$10,997	$9,796	$9,649
Current debt	585	569	560
Other current liabilities	2,714	1,695	1,245
Total current liabilities	14,296	12,060	11,454
Long-term debt	9,557	11,187	14,017
Noncurrent operating lease liabilities	656	669	701
Noncurrent unearned government incentives	1,002	1,148	1,018
Other noncurrent liabilities	3,539	2,101	1,443
Total liabilities	29,050	27,165	28,633

Commitments and contingencies

Shareholders’ equity
Common stock	127	127	127
Additional capital	14,092	13,610	13,339
Retained earnings	66,824	53,344	48,583
Treasury stock	(8,502)	(8,152)	(7,852)
Accumulated other comprehensive income (loss)	(82)	(123)	(32)
Total equity	72,459	58,806	54,165
Total liabilities and equity	$101,509	$85,971	$82,798

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six Months Ended	February 26, 2026	February 27, 2025

Cash flows from operating activities
Net income	$19,025	$3,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	4,498	4,109
Stock-based compensation	599	469
Change in operating assets and liabilities:
Receivables	(8,298)	338
Inventories	88	(132)
Accounts payable and accrued expenses	928	(714)
Other current liabilities	1,469	(321)
Other noncurrent liabilities	2,106	195
Other	(101)	(211)
Net cash provided by operating activities	20,314	7,186

Cash flows from investing activities
Expenditures for property, plant, and equipment	(11,776)	(7,261)
Purchases of available-for-sale securities	(1,120)	(816)
Proceeds from government incentives	2,256	1,028
Proceeds from maturities and sales of available-for-sale securities	701	874
Other	(180)	(125)
Net cash used for investing activities	(10,119)	(6,300)

Cash flows from financing activities
Repayments of debt	(4,626)	(2,626)
Repurchases of common stock - repurchase program	(650)	—
Repurchases of common stock - withholdings on employee equity awards	(545)	(252)
Payments of dividends to shareholders	(266)	(261)
Proceeds from issuance of debt	—	2,682
Other	175	131
Net cash used for financing activities	(5,912)	(326)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	5	(49)

Net increase in cash, cash equivalents, and restricted cash	4,288	511
Cash, cash equivalents, and restricted cash at beginning of period	9,646	7,052
Cash, cash equivalents, and restricted cash at end of period	$13,934	$7,563

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 26, 2026	November 27, 2025	February 27, 2025

GAAP gross margin	$17,755	$7,646	$2,963
Stock-based compensation	121	107	89
Other	—	—	1
Non-GAAP gross margin	$17,876	$7,753	$3,053

GAAP operating expenses	$1,620	$1,510	$1,190
Stock-based compensation	(176)	(173)	(144)
Other	(23)	(3)	—
Non-GAAP operating expenses	$1,421	$1,334	$1,046

GAAP operating income	$16,135	$6,136	$1,773
Stock-based compensation	297	280	233
Other	23	3	1
Non-GAAP operating income	$16,455	$6,419	$2,007

GAAP net income	$13,785	$5,240	$1,583
Stock-based compensation	297	280	233
Loss on debt prepayments	47	130	4
Other	25	(20)	—
Estimated tax effects of above and other tax adjustments	(133)	(148)	(37)
Non-GAAP net income	$14,021	$5,482	$1,783

GAAP weighted-average common shares outstanding - Diluted	1,142	1,138	1,123
Adjustment for stock-based compensation	7	10	20
Non-GAAP weighted-average common shares outstanding - Diluted	1,149	1,148	1,143

GAAP diluted earnings per share	$12.07	$4.60	$1.41
Effects of the above adjustments	0.13	0.18	0.15
Non-GAAP diluted earnings per share	$12.20	$4.78	$1.56

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	February 26, 2026	November 27, 2025	February 27, 2025

GAAP net cash provided by operating activities	$11,903	$8,411	$3,942

Expenditures for property, plant, and equipment	(6,387)	(5,389)	(4,055)
Proceeds from sales of property, plant, and equipment	5	6	7
Proceeds from government incentives	1,378	878	963
Investments in capital expenditures, net	(5,004)	(4,505)	(3,085)
Adjusted free cash flow	$6,899	$3,906	$857

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from debt prepayments;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax (provision) benefit relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ3-26	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$33.5 billion ± $750 million	—		$33.5 billion ± $750 million
Gross margin	Approximately 81%	—	A	Approximately 81%
Operating expenses	Approximately $1.60 billion	$200 million	B	Approximately $1.40 billion
Diluted earnings per share(1)	$18.90 ± $0.40	$0.25	A, B, C	$19.15 ± $0.40

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$141
B	Stock-based compensation – research and development	132
B	Stock-based compensation – sales, general, and administrative	68
C	Tax effects of the above items and other tax adjustments	(52)
		$289

(1)GAAP earnings per share based on approximately 1.14 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.